Exhibit 99.1

News Release

JLL Reports Financial Results for First-Quarter 2023
Resilient performance by annuity-based businesses outpaced by continued market-wide pullback in transactional revenues
CHICAGO, May 4, 2023 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for first-quarter 2023 with diluted loss per share of $0.19 and adjusted diluted earnings per share1 of $0.65.
•First-quarter revenue was $4.7 billion, up 1% in local currency, and fee revenue1 was $1.6 billion, down 15% in local currency
◦Market-wide transaction slowdown continued to impact Capital Markets activity, which was down against a robust prior year
◦Muted Leasing activity across asset classes and most geographies drove the Markets Advisory decline
◦Strong demand continued for Project Management, driving double-digit growth in Work Dynamics
•Margin contraction was primarily driven by the decline in transaction-based revenue
•Run-rate fixed expense growth over the past few quarters was partially offset by ongoing cost reduction actions
"Our first quarter financial results were in line with the expectations we had at the beginning of the year. Strong fee revenue growth in our resilient business lines was offset by the continuation of the industry-wide slowdown in investment sales and leasing volumes,” said Christian Ulbrich, JLL CEO. "JLL's diversified global platform and leadership position in both U.S. debt origination and equity placement put us in a unique situation to help our clients navigate the current operating environment. The investments we have made in our business over the past several years and the steps we have taken to reduce our operating costs position us to gain market share and drive long-term stakeholder value."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three Months Ended March 31,
	2023	2022	% Change in USD	% Change in LC

Revenue	$4,715.5	$4,801.4	(2)%	1%
Fee revenue[1]	1,584.0	1,900.5	(17)	(15)

Net (loss) income attributable to common shareholders	$(9.2)	$145.6	(106)%	(111)%
Adjusted net income attributable to common shareholders[1]	31.3	176.8	(82)	(85)

Diluted (loss) earnings per share	$(0.19)	$2.86	(107)%	(111)%
Adjusted diluted earnings per share[1]	0.65	3.47	(81)	(84)

Adjusted EBITDA[1]	$109.0	$273.6	(60)%	(61)%

Free Cash Flow[5]	$(765.6)	$(763.0)	—%	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for First-Quarter 2023 - Page 2
Consolidated 2023 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2023	2022
Markets Advisory	$906.4	$999.5	(9)%	(7)%
Capital Markets	357.1	600.6	(41)	(39)
Work Dynamics	3,276.2	3,033.6	8	11
JLL Technologies	61.4	49.4	24	25
LaSalle	114.4	118.3	(3)	1
Total revenue	$4,715.5	$4,801.4	(2)%	1%
Gross contract costs[1]	(3,133.3)	(2,904.5)	8	11
Net non-cash MSR and mortgage banking derivative activity	1.8	3.6	50	51
Total fee revenue[1]	$1,584.0	$1,900.5	(17)%	(15)%
Markets Advisory	627.3	741.2	(15)	(14)
Capital Markets	349.6	591.5	(41)	(39)
Work Dynamics	442.0	410.5	8	11
JLL Technologies	57.8	45.3	28	29
LaSalle	107.3	112.0	(4)	—
Operating income	$17.8	$175.7	(90)%	(93)%
Equity (losses) earnings	$(2.6)	$18.5	(114)%	(115)%
Adjusted EBITDA[1]	$109.0	$273.6	(60)%	(61)%
Net (loss) income margin attributable to common shareholders (USD basis)	(0.2)%	3.0%	(320) bps	n/a
Adjusted EBITDA margin (local currency basis)	6.6%	14.4%	(750) bps	(780) bps
Adjusted EBITDA margin (USD basis)	6.9%
n.m. - not meaningful as represented by a percentage change of greater than 1,000%, favorably or unfavorably.
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for First-Quarter 2023 - Page 3
Revenue
Revenue increased 1% and fee revenue decreased 15% compared with 2022. Economic headwinds and continued interest rate uncertainty continued to adversely impact most of the transaction-based businesses, notably Investment Sales and Debt/Equity Advisory within Capital Markets as well as Leasing within Markets Advisory. However, continued demand in Project Management, within Work Dynamics, drove its fee revenue growth of 24%. Annuity-based businesses continued to demonstrate resilience while delivering fee revenue growth for the quarter, as JLL Technologies grew 29%; Property Management, within Markets Advisory, grew 12%; LaSalle advisory fees grew 9%; and Workplace Management, within Work Dynamics, grew 3%.
Refer to segment performance highlights for additional detail.
The following charts reflect the segment proportion of revenue and fee revenue for the current and prior-year quarters.
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JLL Reports Financial Results for First-Quarter 2023 - Page 4
Net (loss) income, Adjusted EBITDA and Margin Performance
Net (loss) income attributable to common shareholders for the first quarter was a loss of $9.2 million, compared with income of $145.6 million in 2022, and Adjusted EBITDA was $109.0 million, compared with $273.6 million last year. Interest expense, net of interest income, increased $16.1 million, compared with the prior year, due to an increase in the average outstanding borrowings under our credit facilities in addition to a higher effective interest rate.
Diluted loss per share for the first quarter was $0.19, down from diluted earnings per share of $2.86 in 2022; adjusted diluted earnings per share were $0.65, compared with $3.47 last year.
The lower adjusted EBITDA margin compared with the prior-year quarter was largely driven by the decline in transaction-based revenue, specifically Leasing, Investment Sales, and Debt/Equity Advisory, as well as the change in equity earnings. In addition, run-rate growth in fixed compensation expense over the past few quarters was partially offset by ongoing cost reduction actions.

Segment Contribution to Adjusted EBITDA (in millions)

$300
$200
$100
$—
$109
$14
$26
$11
$72
$(13)
$274
$21
$35
$118
$111
$(12)
Q1 2023
Q1 2022
Markets Advisory
Capital Markets
Work Dynamics
JLL Technologies
LaSalle

Cash Flows and Capital Allocation:
Net cash provided by operating activities was an outflow of $716.3 million for the first quarter of 2023, compared with an outflow of $716.4 million in the prior-year quarter. Free Cash Flow5 was an outflow of $765.6 million this quarter, compared with an outflow of $763.0 million last year. Lower annual incentive compensation and commission payments in 2023, compared with 2022, and incremental cash inflow associated with trade receivables, were offset by (i) a decline in cash provided by earnings (largely driven by the Capital Markets and Markets Advisory change in business performance), (ii) an additional pay period in the current quarter and (iii) incremental cash outflow associated with net reimbursables given continued growth in Workplace Management over the last four quarters.
Net Debt, Leverage and Liquidity5:

	March 31, 2023	December 31, 2022	March 31, 2022

Total Net Debt (in millions)	$2,099.3	$1,244.0	$1,331.2

Net Leverage Ratio	1.9x	1.0x	0.8x

Corporate Liquidity (in billions)	$1.7	$2.6	$2.2
The increase in Net Debt from December 31, 2022, reflected typical seasonality and was primarily attributable to annual incentive compensation payments made in the first quarter.
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JLL Reports Financial Results for First-Quarter 2023 - Page 5
Markets Advisory 2023 Performance Highlights:

Markets Advisory ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2023	2022
Revenue	$906.4	$999.5	(9)%	(7)%
Gross contract costs[1]	(279.1)	(258.3)	8	12
Fee revenue[1]	$627.3	$741.2	(15)%	(14)%
Leasing	482.5	596.9	(19)	(18)
Property Management	127.1	118.6	7	12
Advisory, Consulting and Other	17.7	25.7	(31)	(27)
Segment operating income	$55.6	$91.4	(39)%	(40)%
Adjusted EBITDA[1]	$71.6	$111.2	(36)%	(36)%
Adjusted EBITDA margin (local currency basis)	11.2%	15.0%	(360) bps	(380) bps
Adjusted EBITDA margin (USD basis)	11.4%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
The declines in Markets Advisory revenue and fee revenue were predominantly driven by Leasing, the result of lower transaction volume across asset types and a decrease in average deal size, particularly in the office sector, across most geographies. The lower Leasing fee revenue was in line with global market volumes as global gross absorption fell 18%, according to JLL Research. The increase in Property Management fee revenue was partially attributable to portfolio expansion in the Americas and also reflected incremental fees from interest-rate sensitive contract terms in the United Kingdom. The decrease in Advisory, Consulting and Other was primarily due to the absence of revenues associated with exiting a business in the fourth quarter of 2022.
The adjusted EBITDA margin contraction was substantially due to the lower Leasing fee revenue described above.
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JLL Reports Financial Results for First-Quarter 2023 - Page 6
Capital Markets 2023 Performance Highlights:

Capital Markets ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2023	2022
Revenue	$357.1	$600.6	(41)%	(39)%
Gross contract costs[1]	(9.3)	(12.7)	(27)	(22)
Net non-cash MSR and mortgage banking derivative activity	1.8	3.6	50	51
Fee revenue[1]	$349.6	$591.5	(41)%	(39)%
Investment Sales, Debt/Equity Advisory and Other	235.2	468.5	(50)	(48)
Valuation Advisory	77.0	83.1	(7)	(3)
Loan Servicing	37.4	39.9	(6)	(6)
Segment operating (loss) income	$(8.1)	$98.2	(108)%	(109)%
Adjusted EBITDA[1]	$10.7	$118.2	(91)%	(91)%
Adjusted EBITDA margin (local currency basis)	2.9%	20.0%	(1690) bps	(1710) bps
Adjusted EBITDA margin (USD basis)	3.1%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
The declines in Capital Markets revenue and fee revenue reflected uncertainty with interest rates and the macroeconomic outlook as transaction volumes fell and the deal-cycle time remained elongated. This was most visible in Investment Sales and Debt/Equity Advisory which had declines across asset classes and geographies compared to the prior-year quarter. This aligned with broader market performance as Q1 global market volumes for investment sales were down 56% in USD (54% in local currency) according to JLL Research. Loan Servicing included continued growth in the portfolio originated under the Fannie Mae DUS program. This growth was overshadowed by a $4.5 million decline in prepayment fees compared to the prior-year quarter, as elevated interest rates continued to dampen refinancing activity.
The adjusted EBITDA margin contraction was predominantly driven by the meaningful decline in fee revenue described above.
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JLL Reports Financial Results for First-Quarter 2023 - Page 7
Work Dynamics 2023 Performance Highlights:

Work Dynamics ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2023	2022
Revenue	$3,276.2	$3,033.6	8%	11%
Gross contract costs[1]	(2,834.2)	(2,623.1)	8	11
Fee revenue[1]	$442.0	$410.5	8%	11%
Workplace Management	183.2	182.0	1	3
Project Management	210.9	175.7	20	24
Portfolio Services and Other	47.9	52.8	(9)	(7)
Segment operating income	$6.2	$18.4	(66)%	(83)%
Adjusted EBITDA[1]	$25.7	$35.2	(27)%	(33)%
Adjusted EBITDA margin (local currency basis)	5.1%	8.6%	(280) bps	(350) bps
Adjusted EBITDA margin (USD basis)	5.8%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Work Dynamics revenue and fee revenue achieved double-digit growth compared with the prior-year quarter, propelled by the increase in Project Management and continued resilience within Workplace Management. Project Management's growth was attributable to continued project demand in several geographies, most notably the U.S., France and MENA.
The margin contraction was primarily attributable to $9.0 million of Tetris contract losses in Europe as well as incremental investments in sustainability and technology products. These margin dilutive impacts were partially offset by the higher revenue described above.
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JLL Reports Financial Results for First-Quarter 2023 - Page 8
JLL Technologies 2023 Performance Highlights:

JLL Technologies ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2023	2022
Revenue	$61.4	$49.4	24%	25%
Gross contract costs[1]	(3.6)	(4.1)	(12)	(13)
Fee revenue[1]	$57.8	$45.3	28%	29%
Segment operating loss(a)	$(22.1)	$(34.9)	37%	35%
Equity earnings	$4.9	$18.8	(74)%	(74)%
Adjusted EBITDA[1]	$(13.3)	$(12.3)	(8)%	(12)%
Adjusted EBITDA margin (local currency basis)	(23.7)%	(27.2)%	420 bps	350 bps
Adjusted EBITDA margin (USD basis)	(23.0)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
(a) Included in Segment operating loss is carried interest expense of $0.7 million and $6.2 million for the first quarter of 2023 and 2022, respectively, related to the segment's equity earnings.

The increases in JLL Technologies revenue and fee revenue over the prior-year quarter were primarily driven by growth from existing customers, led by solutions and service offerings, especially from large enterprise clients.
Equity earnings in both periods were primarily attributable to net valuation increases of JLL Technologies' investments, largely reflecting subsequent financing rounds at increased per-share values.
Fee revenue growth with greater operating efficiencies drove the margin improvement, which was tempered by lower equity earnings, net of carried interest.
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JLL Reports Financial Results for First-Quarter 2023 - Page 9
LaSalle 2023 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2023	2022
Revenue	$114.4	$118.3	(3)%	1%
Gross contract costs[1]	(7.1)	(6.3)	13	13
Fee revenue[1]	$107.3	$112.0	(4)%	—%
Advisory fees	94.7	90.7	4	9
Transaction fees and other	9.1	17.1	(47)	(44)
Incentive fees	3.5	4.2	(17)	(2)
Segment operating income	$21.9	$22.1	(1)%	2%
Equity losses	$(8.8)	$(1.9)	(363)%	(358)%
Adjusted EBITDA[1]	$14.3	$21.3	(33)%	(30)%
Adjusted EBITDA margin (local currency basis)	13.3%	19.0%	(570) bps	(570) bps
Adjusted EBITDA margin (USD basis)	13.3%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
LaSalle advisory fee growth was concentrated in core open-end funds, primarily in North America and Asia Pacific. This growth was offset by lower transaction fees attributable to muted deal activity, consistent with global trends in transaction volumes.
The current quarter's equity losses were primarily attributable to valuation declines in the co-investment portfolio. In addition, the co-investment in a LaSalle-managed publicly-traded REIT in Japan experienced a lower negative share price movement compared with the prior-year quarter.
The adjusted EBITDA margin contraction was largely attributable to higher equity losses as additional advisory fee platform scale was offset by lower transaction fees.
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JLL Reports Financial Results for First-Quarter 2023 - Page 10
About JLL
For over 200 years, JLL (NYSE: JLL), a leading global commercial real estate and investment management company, has helped clients buy, build, occupy and invest in a variety of commercial, industrial, hotel, residential and retail properties. A Fortune 500 company with annual revenue of $20.9 billion and operations in over 80 countries around the world, our more than 103,000 employees bring the power of a global platform combined with local expertise. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAYSM. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Thursday, May 4, 2023, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (888) 660-6392; the conference ID number is 5398158. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the first quarter 2023 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Scott Einberger, Investor Relations Officer.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and shares repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL's filed Annual Report on Form 10-K for the year ended December 31, 2022, soon to be filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(in millions, except share and per share data)	2023	2022

Revenue	$4,715.5	$4,801.4

Operating expenses:
Compensation and benefits	$2,253.0	$2,410.8
Operating, administrative and other	2,351.5	2,141.0
Depreciation and amortization	57.5	54.4
Restructuring and acquisition charges[2]	35.7	19.5
Total operating expenses	$4,697.7	$4,625.7

Operating income	$17.8	$175.7

Interest expense, net of interest income	26.3	10.2
Equity (losses) earnings	(2.6)	18.5
Other income	0.1	0.2

(Loss) income before income taxes and noncontrolling interest	(11.0)	184.2
Income tax (benefit) provision	(2.3)	40.3
Net (loss) income	(8.7)	143.9

Net income (loss) attributable to noncontrolling interest	0.5	(1.7)

Net (loss) income attributable to common shareholders	$(9.2)	$145.6

Basic (loss) earnings per common share	$(0.19)	$2.92
Basic weighted average shares outstanding (in 000's)	47,555	49,781

Diluted (loss) earnings per common share	$(0.19)	$2.86
Diluted weighted average shares outstanding (in 000's)	47,555	50,957

Please reference accompanying financial statement notes.
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JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)
	Three Months Ended March 31,
(in millions)	2023	2022
MARKETS ADVISORY
Revenue	$906.4	$999.5
Gross contract costs[1]	(279.1)	(258.3)
Fee revenue[1]	$627.3	$741.2
Compensation and benefits, excluding gross contract costs	$461.0	$540.8
Operating, administrative and other, excluding gross contract costs	93.6	91.9
Depreciation and amortization	17.1	17.1
Segment fee-based operating expenses	571.7	649.8
Gross contract costs[1]	279.1	258.3
Segment operating expenses	$850.8	$908.1
Segment operating income	$55.6	$91.4
Add:
Equity earnings	0.3	0.5
Depreciation and amortization(a)	16.1	17.1
Other income	0.3	0.2
Net (income) loss attributable to noncontrolling interest	(0.2)	2.0
Adjustments:
Interest on employee loans, net of forgiveness	(0.5)	—
Adjusted EBITDA[1]	$71.6	$111.2

CAPITAL MARKETS
Revenue	$357.1	$600.6
Gross contract costs[1]	(9.3)	(12.7)
Net non-cash MSR and mortgage banking derivative activity	1.8	3.6
Fee revenue[1]	$349.6	$591.5
Compensation and benefits, excluding gross contract costs	$283.9	$418.2
Operating, administrative and other, excluding gross contract costs	56.1	55.9
Depreciation and amortization	15.9	15.6
Segment fee-based operating expenses	355.9	489.7
Gross contract costs[1]	9.3	12.7
Segment operating expenses	$365.2	$502.4
Segment operating (loss) income	$(8.1)	$98.2
Add:
Equity earnings	0.6	0.8
Depreciation and amortization	15.9	15.6
Other expense	(0.2)	—
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	1.8	3.6
Interest on employee loans, net of forgiveness	0.7	—
Adjusted EBITDA[1]	$10.7	$118.2
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.
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JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended March 31,
(in millions)	2023	2022
WORK DYNAMICS
Revenue	$3,276.2	$3,033.6
Gross contract costs[1]	(2,834.2)	(2,623.1)
Fee revenue[1]	$442.0	$410.5
Compensation and benefits, excluding gross contract costs	$305.0	$281.8
Operating, administrative and other, excluding gross contract costs	111.5	93.8
Depreciation and amortization	19.3	16.5
Segment fee-based operating expenses	435.8	392.1
Gross contract costs[1]	2,834.2	2,623.1
Segment operating expenses	$3,270.0	$3,015.2
Segment operating income	$6.2	$18.4
Add:
Equity earnings	0.4	0.3
Depreciation and amortization	19.3	16.5
Net income attributable to noncontrolling interest	(0.2)	—
Adjusted EBITDA[1]	$25.7	$35.2

JLL TECHNOLOGIES
Revenue	$61.4	$49.4
Gross contract costs[1]	(3.6)	(4.1)
Fee revenue[1]	$57.8	$45.3
Compensation and benefits, excluding gross contract costs(a)	$61.3	$62.2
Operating, administrative and other, excluding gross contract costs	14.7	14.2
Depreciation and amortization	3.9	3.8
Segment fee-based operating expenses	79.9	80.2
Gross contract costs[1]	3.6	4.1
Segment operating expenses	$83.5	$84.3
Segment operating loss	$(22.1)	$(34.9)
Add:
Equity earnings	4.9	18.8
Depreciation and amortization	3.9	3.8
Adjusted EBITDA[1]	$(13.3)	$(12.3)
(a) Included in Compensation and benefits expense for JLL Technologies is carried interest expense of $0.7 million and $6.2 million for the first quarter of 2023 and 2022, respectively, related to equity earnings of the segment.

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JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended March 31,
(in millions)	2023	2022
LASALLE
Revenue	$114.4	$118.3
Gross contract costs[1]	(7.1)	(6.3)
Fee revenue[1]	$107.3	$112.0
Compensation and benefits, excluding gross contract costs	$68.9	$74.8
Operating, administrative and other, excluding gross contract costs	15.2	13.7
Depreciation and amortization	1.3	1.4
Segment fee-based operating expenses	85.4	89.9
Gross contract costs[1]	7.1	6.3
Segment operating expenses	$92.5	$96.2
Segment operating income	$21.9	$22.1
Add:
Equity losses	(8.8)	(1.9)
Depreciation and amortization	1.3	1.4
Net income attributable to noncontrolling interest	(0.1)	(0.3)
Adjusted EBITDA[1]	$14.3	$21.3

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JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows (Unaudited)

	Three Months Ended March 31,			Three Months Ended March 31,
(in millions) (unaudited)	2023	2022		2023	2022
Cash flows from operating activities:			Cash flows from investing activities:
Net (loss) income	$(8.7)	$143.9	Net capital additions – property and equipment	$(49.3)	$(46.6)
Reconciliation of net income to net cash used in operating activities:			Net investment asset activity (less than wholly-owned)	—	(12.0)
Depreciation and amortization	57.5	54.4	Business acquisitions, net of cash acquired	—	(2.0)
Equity losses (earnings)	2.6	(18.5)	Capital contributions to investments	(32.8)	(36.5)
Net gain on dispositions	—	0.4	Distributions of capital from investments	9.2	5.6
Distributions of earnings from investments	3.8	2.6	Other, net	(1.1)	(2.5)
Provision for loss on receivables and other assets	7.1	5.5	Net cash used in investing activities	(74.0)	(94.0)
Amortization of stock-based compensation	16.7	18.6	Cash flows from financing activities:
Net non-cash mortgage servicing rights and mortgage banking derivative activity	1.8	3.6	Proceeds from borrowings under credit facility	2,668.0	2,348.0
Accretion of interest and amortization of debt issuance costs	1.0	1.3	Repayments of borrowings under credit facility	(1,793.0)	(1,373.0)
Other, net	0.9	0.6	Net proceeds from short-term borrowings	(62.3)	(27.4)
Change in:			Payments of deferred business acquisition obligations and earn-outs	(13.6)	(6.0)
Receivables	158.5	76.2	Repurchase of common stock	—	(150.0)
Reimbursable receivables and reimbursable payables	(181.6)	(89.4)	Other, net	(23.8)	14.9
Prepaid expenses and other assets	(59.9)	(58.7)	Net cash provided by financing activities	775.3	806.5
Deferred tax assets, net	(4.3)	34.4	Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	4.5	(6.7)
Accounts payable and accrued liabilities	(93.3)	(181.2)	Net change in cash, cash equivalents and restricted cash	$(10.5)	$(10.6)
Accrued compensation	(618.4)	(710.1)	Cash, cash equivalents and restricted cash, beginning of the period	746.0	841.6
Net cash used in operating activities	$(716.3)	$(716.4)	Cash, cash equivalents and restricted cash, end of the period	$735.5	$831.0
-continued-

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	March 31,	December 31,		March 31,	December 31,
(in millions, except share and per share data)	2023	2022		2023	2022
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$485.4	$519.3	Accounts payable and accrued liabilities	$1,110.5	$1,236.8
Trade receivables, net of allowance	1,976.9	2,148.8	Reimbursable payables	1,352.3	1,579.5
Notes and other receivables	481.3	469.5	Accrued compensation and benefits	1,121.6	1,749.8
Reimbursable receivables	1,961.4	2,005.7	Short-term borrowings	104.3	164.2
Warehouse receivables	881.6	463.2	Short-term contract liability and deferred income	205.5	216.5
Short-term contract assets, net of allowance	359.6	359.7	Short-term acquisition-related obligations	18.4	23.1
Prepaid and other	625.6	603.5	Warehouse facilities	813.6	455.3
Total current assets	6,771.8	6,569.7	Short-term operating lease liability	161.8	156.4
Property and equipment, net of accumulated depreciation	586.2	582.9	Other	377.2	330.5
Operating lease right-of-use asset	758.0	776.3	Total current liabilities	5,265.2	5,912.1
Goodwill	4,543.9	4,528.0	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	833.1	858.5	Credit facility, net of debt issuance costs	2,089.7	1,213.8
Investments	896.0	873.8	Long-term debt, net of debt issuance costs	379.2	372.8
Long-term receivables	343.8	331.1	Long-term deferred tax liabilities, net	202.1	194.0
Deferred tax assets, net	391.9	379.6	Deferred compensation	508.4	492.4
Deferred compensation plans	551.3	517.9	Long-term acquisition-related obligations	67.5	76.3
Other	173.1	175.9	Long-term operating lease liability	766.2	775.8
Total assets	$15,849.1	$15,593.7	Other	408.5	407.0
			Total liabilities	$9,686.8	$9,444.2

			Redeemable noncontrolling interest	$7.1	$7.0

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	1,981.3	2,022.6
			Retained earnings	5,566.7	5,590.4
			Treasury stock	(883.5)	(934.6)
			Shares held in trust	(9.8)	(9.8)
			Accumulated other comprehensive loss	(621.4)	(648.2)
			Total company shareholders' equity	6,033.8	6,020.9
			Noncontrolling interest	121.4	121.6
			Total equity	6,155.2	6,142.5
			Total liabilities and equity	$15,849.1	$15,593.7

Please reference accompanying financial statement notes.
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JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Fee revenue and Fee-based operating expenses,
(ii)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,
(iii)Adjusted net income (loss) attributable to common shareholders and Adjusted diluted earnings (loss) per share,
(iv)Percentage changes against prior periods, presented on a local currency basis, and
(v)Free Cash Flow.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the equal amount of corresponding fees in Revenue. Excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

-continued-

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in our Leasing and Capital Markets businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three Months Ended March 31,
(in millions)	2023	2022

Revenue	$4,715.5	$4,801.4
Gross contract costs[1]	(3,133.3)	(2,904.5)
Net non-cash MSR and mortgage banking derivative activity	1.8	3.6
Fee revenue	$1,584.0	$1,900.5

Operating expenses	$4,697.7	$4,625.7
Gross contract costs[1]	(3,133.3)	(2,904.5)
Fee-based operating expenses	$1,564.4	$1,721.2
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Below are (i) a reconciliation of Net (loss) income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) a reconciliation to adjusted net income and (iii) components of adjusted diluted earnings per share.

	Three Months Ended March 31,
(in millions)	2023	2022

Net (loss) income attributable to common shareholders	$(9.2)	$145.6
Add:
Interest expense, net of interest income	26.3	10.2
Income tax (benefit) provision	(2.3)	40.3
Depreciation and amortization(a)	56.5	54.4
EBITDA	$71.3	$250.5
Adjustments:
Restructuring and acquisition charges[2]	35.7	19.5
Net non-cash MSR and mortgage banking derivative activity	1.8	3.6
Interest on employee loans, net of forgiveness	0.2	—
Adjusted EBITDA	$109.0	$273.6

	Three Months Ended March 31,
(In millions, except share and per share data)	2023	2022

Net (loss) income attributable to common shareholders	$(9.2)	$145.6
Diluted shares (in thousands)(b)	47,555	50,957
Diluted (loss) earnings per share	$(0.19)	$2.86

Net (loss) income attributable to common shareholders	$(9.2)	$145.6
Adjustments:
Restructuring and acquisition charges[2]	35.7	19.5
Net non-cash MSR and mortgage banking derivative activity	1.8	3.6
Amortization of acquisition-related intangibles(a)	16.5	16.8
Interest on employee loans, net of forgiveness	0.2	—
Tax impact of adjusted items(c)	(13.7)	(8.7)
Adjusted net income attributable to common shareholders	$31.3	$176.8
Diluted shares (in thousands)	48,360	50,957
Adjusted diluted earnings per share	$0.65	$3.47
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.
(b) Basic shares outstanding were used in the calculation of dilutive loss per share for the three months ended March 31, 2023, as the impact of unvested stock-based compensation awards would be anti-dilutive.
(c) For the first quarter of 2023, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction. For the first quarter of 2022, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.
-continued-

Below is a reconciliation of net cash provided by operating activities to Free Cash Flow5.

	Three Months Ended March 31,
(in millions)	2023	2022

Net cash used in operating activities	$(716.3)	$(716.4)

Net capital additions - property and equipment	(49.3)	(46.6)

Free Cash Flow[5]	$(765.6)	$(763.0)
Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended March 31,
($ in millions)	2023	% Change
Revenue:
At current period exchange rates	$4,715.5	(2)%
Impact of change in exchange rates	120.6	n/a
At comparative period exchange rates	$4,836.1	1%

Fee revenue:
At current period exchange rates	$1,584.0	(17)%
Impact of change in exchange rates	40.8	n/a
At comparative period exchange rates	$1,624.8	(15)%

Operating income:
At current period exchange rates	$17.8	(90)%
Impact of change in exchange rates	(5.1)	n/a
At comparative period exchange rates	$12.7	(93)%

Adjusted EBITDA:
At current period exchange rates	$109.0	(60)%
Impact of change in exchange rates	(2.5)	n/a
At comparative period exchange rates	$106.5	(61)%

-continued-

2.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows restructuring and acquisition charges.

	Three Months Ended March 31,
(in millions)	2023	2022
Severance and other employment-related charges	$25.7	$3.3
Restructuring, pre-acquisition and post-acquisition charges	10.0	16.9
Fair value adjustments that resulted in a net decrease to earn-out liabilities from prior-period acquisition activity	—	(0.7)
Total restructuring and acquisition charges	$35.7	$19.5
3.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000%, favorably or unfavorably.
4.    As of March 31, 2023, LaSalle had $78.5 billion of real estate assets under management ("AUM"), composed of $35.0 billion invested in separate accounts, $40.4 billion invested in fund management vehicles and $3.1 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $30.6 billion in North America, $15.2 billion in the UK, $14.9 billion in Asia Pacific and $7.2 billion in continental Europe. The remaining $7.5 billion relates to Global Partner Solutions which is a global business line.
    AUM decreased 1% in USD (decreased 5% in local currency) from $79.1 billion as of December 31, 2022. The AUM change resulted from (i) $3.3 billion of dispositions and withdrawals and (ii) $1.6 billion of net valuation decreases, partially offset by (iii) $3.0 billion of foreign currency increases and (iv) $1.3 billion of acquisitions.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $0.6 billion in private equity capital for the quarter ended March 31, 2023.
5.    "Net Debt" is defined as the sum of the (i) Credit facility, (ii) Long-term debt and (iii) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing-twelve-month adjusted EBITDA.
"Corporate Liquidity" is defined as the unused portion of the company's Credit Facility plus cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by operating activities less net capital additions - property and equipment.
"MENA" is defined as Middle East and North Africa.
6.    The company defines "Resilient" revenue as (i) Property Management, within Markets Advisory, (ii) Valuation Advisory and Loan Servicing, within Capital Markets, (iii) Workplace Management, within Work Dynamics, (iv) JLL Technologies, and (v) Advisory Fees (within LaSalle). The company defines "Transactional" revenue as (i) Leasing and Advisory, Consulting and Other, within Markets Advisory, (ii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets, (iii) Project Management and Portfolio Services and Other, within Work Dynamics, and (iv) Incentive fees and Transaction fees and other, within LaSalle.
-continued-

Appendix: Revenue and Fee Revenue Segment Detail

	Three Months Ended March 31, 2023
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$487.0	400.2	19.2	$906.4	$240.6	79.1	37.4	$357.1	$2,497.2	676.3	102.7	$3,276.2	$61.4	$114.4	$4,715.5
Gross contract costs[1]	(4.5)	(273.1)	(1.5)	(279.1)	(7.2)	(2.1)	—	(9.3)	(2,314.0)	(465.4)	(54.8)	(2,834.2)	(3.6)	(7.1)	(3,133.3)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	1.8	—	—	1.8	—	—	—	—	—	—	1.8
Fee revenue	$482.5	127.1	17.7	$627.3	$235.2	77.0	37.4	$349.6	$183.2	210.9	47.9	$442.0	$57.8	$107.3	$1,584.0

	Three Months Ended March 31, 2022
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$600.9	370.5	28.1	$999.5	$476.1	84.6	39.9	$600.6	$2,320.4	612.3	100.9	$3,033.6	$49.4	$118.3	$4,801.4
Gross contract costs[1]	(4.0)	(251.9)	(2.4)	(258.3)	(11.2)	(1.5)	—	(12.7)	(2,138.4)	(436.6)	(48.1)	(2,623.1)	(4.1)	(6.3)	(2,904.5)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	3.6	—	—	3.6	—	—	—	—	—	—	3.6
Fee revenue	$596.9	118.6	25.7	$741.2	$468.5	83.1	39.9	$591.5	$182.0	175.7	52.8	$410.5	$45.3	$112.0	$1,900.5
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